Exhibit 99.1

BABCOCK & WILCOX ENTERPRISES, INC.

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial information, which is based upon estimates by our management, is presented for informational purposes only. It is not intended to be indicative of the actual consolidated results of operations or the actual consolidated financial position that would have been achieved had the transactions or adjustments been consummated as of the dates indicated below, and it does not purport to indicate results that may be attained in the future.

BABCOCK & WILCOX ENTERPRISES, INC.

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

BABCOCK & WILCOX ENTERPRISES, INC.

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On October 30, 2024, Babcock & Wilcox Enterprises, Inc. (the “Company”), through B&W PGG Luxembourg Finance Sárl and Babcock & Wilcox A/S, each a subsidiary of the Company (the “Seller”), closed its previously-disclosed sale of the entire issued and outstanding share capital of its (i) Italian subsidiary SPIG S.p.A. (“SPIG”), and, indirectly, its subsidiaries, and (ii) Swedish subsidiary Babcock & Wilcox Vølund AB f/k/a Götaverken Miljö AB (“GMAB”) to Auctus Neptune Holding S.p.A. (the “Buyer” and the agreement governing such sale, the “Purchase Agreement”).

The total base purchase price paid pursuant to the Purchase Agreement was approximately €36.7 million, subject to certain adjustments for specified indemnity obligations or specified payments, dividends, encumbrances, releases, share issuances or other payments made (or obligations assumed) by SPIG or GMAB, other than as permitted in the Purchase Agreement. The Purchase Agreement also provides for a three-year non-competition covenant limited to the Company’s continuing Wet and Dry Cooling Business and a three-year non-solicitation covenant.

The following unaudited pro forma condensed consolidated financial statements are based on our historical consolidated financial statements as adjusted to give effect to the sale of the SPIG and GMAB (“Divestiture Group”). The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2024 and the 12 months ended December 31, 2023 give effect to the sale as if it had occurred on January 1, 2023. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2024 gives effect to the transaction as if it had occurred on that date.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have occurred if the transactions actually occurred on the dates presented or to project our results of operations or financial position for any future period. The information below should be read in conjunction with the Company's consolidated financial statements as of and for six months ended June 30, 2024 and as of and for the year ended December 31, 2023.

BABCOCK & WILCOX ENTERPRISES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

JUNE 30, 2024

(in thousands, except per share amounts)	Company Historical	Divestiture Group Pro Forma Adjustments	Condensed Consolidated Pro Forma
Cash and cash equivalents	$95,466	$26,174	$121,640
Current restricted cash and cash equivalents	75,332	(1,766)	73,566
Accounts receivable – trade, net	124,967	(25,076)	99,891
Accounts receivable – other	25,945	(9,144)	16,801
Contracts in progress	88,644	(22,078)	66,566
Inventories, net	110,309	(3,644)	106,665
Other current assets	24,958	(919)	24,039
Current assets held for sale	28,941	—	28,941
Total current assets	574,562	(36,453)	538,109
Net property, plant and equipment and finance leases	78,168	(2,054)	76,114
Goodwill	83,842	—	83,842
Intangible assets, net	30,518	(8,826)	21,692
Right-of-use assets	27,632	(723)	26,909
Long-term restricted cash	31,291	—	31,291
Deferred tax assets	2,094	—	2,094
Other assets	21,015	(3,079)	17,936
Total assets	$849,122	$(51,135)	$797,987

Accounts payable	$147,350	$(25,559)	$121,791
Accrued employee benefits	11,850	(2,731)	9,119
Advance billings on contracts	63,255	(11,135)	52,120
Accrued warranty expense	6,695	(848)	5,847
Current Portion:			—
Financing lease liabilities	1,434	—	1,434
Operating lease liabilities	3,532	(319)	3,213
Other accrued liabilities	53,690	(951)	52,739
Loans payable	3,475	—	3,475
Current liabilities held for sale	42,609	—	42,609
Total current liabilities	333,890	(41,543)	292,347
Senior notes	339,024	—	339,024
Loans payable, net of current portion	134,308	—	134,308
Pension and other postretirement benefit liabilities	167,979	—	167,979
Finance lease liabilities, net of current portion	25,465	—	25,465
Operating lease liabilities, net of current portion	25,331	(404)	24,927
Deferred tax liability	10,545	—	10,545
Other non-current liabilities	10,924	(529)	10,395
Total liabilities	1,047,466	(42,476)	1,004,990

Stockholders' deficit:
Preferred stock, par value $0.01 per share, authorized shares of 20,000; issued and outstanding shares of 7,669 at both June 30, 2024 and December 31, 2023	77	—	77
Common stock, par value $0.01 per share, authorized shares of 500,000; issued and outstanding shares of 92,010 and 89,449 at June 30, 2024 and December 31, 2023, respectively	5,174	—	5,174
Capital in excess of par value	1,550,977	—	1,550,977
Treasury stock at cost, 2,154 and 2,139 shares at June 30, 2024 and December 31, 2023, respectively	(115,180)	—	(115,180)
Accumulated deficit	(1,569,889)	(8,659)	(1,578,548)
Accumulated other comprehensive loss	(70,088)	—	(70,088)
Stockholders' deficit attributable to shareholders	(198,929)	(8,659)	(207,588)
Non-controlling interest	585	—	585
Total stockholders' deficit	(198,344)	(8,659)	(207,003)
Total liabilities and stockholders' deficit	$849,122	$(51,135)	$797,987

See accompanying Note to the Condensed Consolidated Balance Sheet

BABCOCK & WILCOX ENTERPRISES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2024

(in thousands, except per share amounts)	Company Historical	Divestiture Group Pro Forma Adjustments	Condensed Consolidated Pro Forma
Revenues	$441,198	$(42,959)	$398,239
Costs and expenses:
Cost of operations	338,227	(43,310)	294,917
Selling, general and administrative expenses	91,963	(6,657)	85,306
Restructuring activities	2,347	(33)	2,314
Research and development costs	2,261	(184)	2,077
Gain on sale of business	(40,174)	—	(40,174)
(Gain) loss on asset disposals, net	46	(47)	(1)
Total costs and expenses	394,670	(50,231)	344,439
Operating income	46,528	7,272	53,800
Other (expense) income:
Interest expense	(25,368)	44	(25,324)
Interest income	592	(51)	541
Loss on debt extinguishment	(6,124)	—	(6,124)
Benefit plans, net	188	—	188
Foreign exchange	(834)	387	(447)
Other income (expense) – net	426	7	433
Total other expense, net	(31,120)	387	(30,733)
Income (loss) before income tax expense	15,408	7,659	23,067
Income tax expense	5,985	(793)	5,192
Income (loss) from continuing operations	9,423	8,452	17,875

Basic earnings (loss) per share
Continuing operations	$0.02		$0.12

Diluted earnings (loss) per share
Continuing operations	$0.02		$0.12

Shares used in the computation of basic earnings per share	90,264		90,264
Shares used in the computation of diluted earnings per share	90,324		90,324

See accompanying Note to the Condensed Consolidated Statement of Operations

BABCOCK & WILCOX ENTERPRISES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR YEAR ENDED DECEMBER 31, 2023

(in thousands, except per share amounts)	Company Historical	Divestiture Group Pro Forma Adjustments	Condensed Consolidated Pro Forma
Revenues	$999,354	$(94,272)	$905,082
Costs and expenses:
Cost of operations	775,267	(92,001)	683,266
Selling, general and administrative expenses	191,465	(13,228)	178,237
Restructuring activities	4,222	(77)	4,145
Research and development costs	8,444	(433)	8,011
Impairment of assets	—	8,659	8,659
Loss on asset disposals, net	57	(1)	56
Total costs and expenses	979,455	(97,081)	882,374
Operating income	19,899	2,809	22,708
Other (expense) income:
Interest expense	(49,895)	501	(49,394)
Interest income	1,192	(90)	1,102
Benefit plans, net	(37,505)	—	(37,505)
Foreign exchange	(2,507)	712	(1,795)
Other expense – net	(1,336)	(32)	(1,368)
Total other expense, net	(90,051)	1,091	(88,960)
Income (loss) before income tax expense	(70,152)	3,900	(66,252)
Income tax expense	8,481	(1,252)	7,229
Income (loss) from continuing operations	(78,633)	5,152	(73,481)

Basic and diluted loss per share
Continuing operations	$(1.05)		$(0.99)

Shares used in the computation of basic and diluted loss per share	89,011		89,011

See accompanying Note to the Condensed Consolidated Statement of Operations

NOTE TO THE PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF JUNE 30, 2024

The balance sheet of the Company as of June 30, 2024 reflected the assets and liabilities of Babcock & Wilcox Enterprises, Inc. and the assets and liabilities of the Divestiture Group. Upon completion of the transaction, substantially all of the Divestiture Group assets and liabilities will be eliminated. Included in the Pro Forma Adjustments column are the divested assets and liabilities, the costs and expenses to be paid at closing and the estimated net cash proceeds from the transaction. Also included in the Pro Forma Adjustments is an increase in retained deficit that would have resulted from the loss on the sale of the business.

NOTE TO THE PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND THE YEAR ENDED DECEMBER 31, 2023

The statements of operations for the six months ended June 30, 2024 and year ended December 31, 2023 reflected the revenue, costs and other income (expenses) of the Company. Upon completion of the transaction with the Buyer, substantially all of the revenue, costs and other income (expenses) associated with Divestiture Group will be eliminated, except for those costs and other income (expense) related to retained assets and liabilities not assumed by the Buyer. As a result of this disposition, management determined that the divestiture group was not recoverable and accordingly recorded an impairment of $8.7 million on certain intangible assets in the year ended December 31, 2023.

The Pro Forma Condensed Consolidated Statement of Operations were prepared to eliminate income and expenses based on the following assumptions:

•	All revenue and cost of sales of Divestiture Group will be eliminated with these transactions.

•	All selling, general and administrative expenses, research and development costs and corporate allocations of Divestiture Group will be eliminated with the exception of corporate allocations.

•	All other income (expense) items of Divestiture Group will be eliminated.

•	The loss on the sale of the Divestiture Group business was included in the year ended December 31, 2023.